Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Spansion Inc. 2005 Equity Incentive Plan of our report dated February 21, 2005, with respect to the consolidated financial statements of Spansion Inc. included in its Registration Statement on Form S-1 (File No 333-123041) and related Prospectus of Spansion Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

February 6, 2006